Third Amendment to
EMPLOYMENT AGREEMENT
MARK R. STAUFFER
This Third Amendment (this "Amendment") to that certain EMPLOYMENT AGREEMENT, dated as of January 1, 2015, as subsequently amended by the First Amendment dated January 1, 2017 and again by the Second Amendment dated June 5, 2018 (this "Agreement"), is by and between Orion Group Holdings, Inc., a Delaware corporation (the "Company"), and Mr. Mark R. Stauffer (the "Key Employee").

WITNESSETH:
WHEREAS, the Company has identified the below signed individual as a Key Employee who is an integral part of the Company's operation and management and as a result entered into the Agreement with him;
WHEREAS, the Company recognizes the undersigned individual's ongoing efforts as a Key Employee and desires to continue to reward those efforts to protect and enhance the best interests of the Company;
WHEREAS, both the Company and the Key Employee desire to further amend the Agreement to provide for a non-solicitation, as described hereinafter; and
NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:
ARTICLE I
PURPOSE, DEFINITIONS AND INTERPRETATIONS
1.1    Purpose. The purpose of this Third Amendment to the Agreement is to evidence the Parties' mutual agreement to provide for a non-solicitation, as described hereinafter.
1.2    Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.
1.3    Interpretations. In this Amendment, unless a clear contrary intention appears, (a)
the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision; (b) reference to any Article or Section, means such Article or Section hereof; and (c) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such terms.

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ARTICLE II
AGREEMENT
The parties hereby mutually agree to the following terms as reflected below.
2.1    The title to Section 3.8 of the Agreement, which currently reads "Non-
Competition, Confidentially" be and hereby is superseded and replaced with the following:
"Non-Competition, Confidentially, Non-Solicitation"
2.2    Subsections (c), Reasonableness of Restrictions, and (d), Enforcement, of
Section 3.8 of the Agreement are henceforth designated as Subsections (d) and (e), respectively, and a new subsection (c) is henceforth inserted, as follows:
Non-Solicitation. During the Employment Period and continuing during the applicable Restricted Period (extended by any period of time during which Key Employee is in violation of this Section 3.8) Key Employee will not, directly or indirectly, (i) induce or attempt to induce any employee of the Company to leave the employ of the Company; (ii) in any way interfere with the relationships between the Company and any such employee of the Company; (iii) employ or otherwise engage as an employee, independent contractor or otherwise any such employee of the Company, unless such employee is responding to a general solicitation advertisement; or (iv) induce or attempt to induce any customer, supplier, licensee or other person or entity that has done business with the Company within twenty-four (24) months of Key Employee's last day of employment to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or other business entity and the Company.
ARTICLE III
OTHER TERMS
3.01 Remaining Terms of the Agreement: Except to the extent specifically provided herein to the contrary in this Amendment, all terms, conditions, understandings and agreements between the Parties, as set forth in the Agreement shall be binding upon and inure to the benefit of each of the respective Parties, as set forth in the Agreement.
3.02 Severability Clause: If any portion of this Amendment (or the Agreement, as amended hereunder), is held to be invalid or unenforceable for any reason by a court or governmental authority of competent jurisdiction, then such portion will be deemed to be stricken and the remainder of the document(s) shall continue in full force and effect.
3.03 Headings: The headings are for convenience only and may not be used to construe or interpret this Amendment.

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3.04 Counterparts and Signatures: This Amendment may be executed in one or more counterparts, and by each of the respective Parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Amendment, facsimile and electronically transmitted signatures shall be deemed originals for all proposes.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.